EXHIBIT 1.0

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

MANAGING PLACEMENT AGENT AGREEMENT

June__, 2011

_______________________
_______________________
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Ladies and Gentlemen:

Ministry Partners Investment Company, LLC, a California limited liability company (the “Company”), intends to, subject to the terms and conditions set forth in this agreement (the “Agreement”), issue and sell to the public $100,000,000 of its Class A Notes, in three series, consisting of a Fixed Series, Flex Series and Variable Series  in several categories, each of which has a minimum required investment (the “Notes”).  The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) on June __, 2011, a registration statement including a prospectus, which among other things, relates to the Notes which was declared effective by the Commission on ______________, 2011 (the “Offering”).

            Under the terms of this registration statement and prospectus, the Company is offering the Notes for sale to the public on a best efforts basis through Kendrick Pierce & Company Securities, Inc., our wholly-owned subsidiary, MP Securities, LLC, a Delaware limited liability company (“MP Securities”) and possibly other selected broker dealer firms.  MP Securities has been registered as a broker dealer firm under the provisions of Section 15(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) with FINRA ( as hereinafter defined) on June 15, 2010 and with the U.S. Securities and Exchange Commission pursuant to an order granted by the Commission on July 6, 2010.  Effective as of February 14, 2011, MP Securities became a member of the Financial Industry Regulatory Authority, Inc.

Accordingly, the Company has filed a registration statement with the Commission that names Kendrick Pierce & Company Securities, Inc., a Tampa, Florida investment banking and broker dealer firm, as the managing underwriter and lead placement agent for the Offering. For purposes of this Agreement, the term “Registration Statement” means the registration statement filed by the Company with the Commission that describes the Offering of the Notes for sale to the public.  The term “Prospectus” means the basic prospectus included in the Registration Statement at the time the Registration Statement is declared effective by the Commission, together with any prospectus supplement, each in the form furnished to the Commission pursuant to Rule 424 under The Securities Act of 1933, as amended (the “Act”), by the Company for use in connection with the offering of the Notes.

Subject to the terms and conditions set forth in this Agreement, the Company hereby confirms its engagement of Kendrick Pierce & Company Securities, Inc., a Tampa, Florida investment banking and broker dealer firm (“Kendrick”), pursuant to which Kendrick will render services to the Company as a managing underwriter and lead placement agent or “managing broker dealer” for the Offering within the meaning of Rule 5121(a)(1)(A) of the Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Notes.  Kendrick will act as the managing broker dealer to sell the Notes on a best-efforts basis, including enlisting other FINRA members qualified to sell the Notes, reasonably acceptable to the Company to participate as selling agents in the Offering.  Kendrick hereby accepts its appointment upon terms and conditions set forth in this Agreement.  Nothing in this Agreement shall require Kendrick to purchase any of the Notes in the Offering.

1.           Appointment of Managing Broker Dealer.   The Company hereby appoints and Kendrick hereby confirms its agreement to act as the managing broker dealer and lead placement agent for the offering of the Notes on a best-efforts basis.  Kendrick further acknowledges that its engagement as the lead placement agent and managing broker dealer for the Offering and sale of the Notes is conditioned on the following:

(i)           Kendrick qualifies as a member firm of FINRA and its membership agreement authorizes it to act as the lead placement agent and managing broker dealer for the public offering of debt securities on a best-efforts basis;

(ii)   Kendrick meets and continues to qualify to serve as the lead placement agent for the Offering under the “conflict of interest” rules set forth in Rule 5121(a)(1)(A) promulgated by FINRA; and

(iii)          Kendrick meets and continues to comply with the provisions of Rule 5121(f)(12)(E) and otherwise continues to qualify to serve as the lead placement agent and managing broker dealer for the Offering.

The Company agrees to cooperate with Kendrick and its agents, representatives and counsel to enable it to comply with Rule 5121(a)(1) and perform the services contemplated by this Agreement.

Kendrick may enlist other licensed broker dealer firms to participate as selling agents for the Offering; provided that each such broker dealer has executed and delivered to the Company a Joinder in the form attached to this Agreement as Exhibit A (each such broker dealer who executes a Joinder is referred to herein as a “Selling Group Member”).  During the term of this Agreement, each of Kendrick and the Selling Group Members will use its reasonable efforts to (i) identify potential investors, (ii) furnish such potential investors, on behalf of the Company, with copies of the Prospectus, and (iii) assist the Company with the sale of Notes at each closing.  Notwithstanding any contrary provision of this Agreement, neither Kendrick nor any Selling Group Member will have any liability to the Company or any other person for its failure to identify one or more prospective investors in the Offering or the failure of the Company to sell any or all of the Notes being offered for sale in the Offering.

2.   The Offering.

(a)           The final terms of the Notes to be issued by the Company and of the Offering will be determined by the Company as set forth in a Registration Statement and Prospectus, which the Company will prepare for distribution to prospective purchasers of Notes in the Offering.

(b)    Certain terms of the Offering are as follows:

(i)    qualification of the Trust Indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), will be required in connection with the offer, issuance, sale, or delivery of the Notes;

(ii)    there are minimum investment amounts for Notes that are offered under the Prospectus that must be satisfied, before the Company may close on the sale of any Notes in the Offering;

(iii)    investors may purchase Notes through a licensed participating broker-dealer;

(iv)    the Company may elect to hold more than one closing for the sale of Notes; and

(v)    the Offering will terminate at the earlier of (A) the sale of all of the Notes being offered in the Offering, and (B) the second anniversary date of the effective date for the Registration Statement for the Offering.

3.   Managing Broker Dealer Fees.  In consideration for the performance of the services hereunder, the Company hereby agrees to pay to Kendrick at each closing such fees as outlined below:

(a)    As compensation for services to be rendered under this Agreement, Kendrick shall be entitled to receive from the Company the fees specified in the Schedule attached hereto as Exhibit B and incorporated by reference, as more particularly described in the fee schedule.

(b)    No fees shall be payable to Kendrick and the Selling Group Members with respect to any investor purchase of the Notes unless and until such time as the Company has received the proceeds of the sale of the Notes and a closing has been held for such purchases.

(c)    At each closing of the sale of Notes in this Offering to a prospective investor identified by Kendrick or a Selling Group Member during the term of this Agreement, the Company will pay to Kendrick or such Selling Group Member, as applicable, a cash commission calculated pursuant to the commission structure set forth in the attached Exhibit B, which is incorporated by reference herein.

(d)    It is acknowledged and agreed that the Company shall bear all costs and expenses incident to the issuance, offer, sale and delivery of the Notes.  These costs and expenses will include but are not limited to state “Blue Sky” fees, legal fees, printing costs, travel costs, mailing, couriers, personal background checks, and other expenses incidental to the advancement and completion of the Offering.

(e)    The Company agrees to reimburse Kendrick for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and services rendered thereunder, provided, however, that such expenses do not exceed $25,000.

4.   Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, Kendrick that:

(a)    the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before or, to the knowledge of the Company is threatened by the Commission, or any state regulatory authority which would prevent the use of the Registration Statement or Prospectus in connection with the Offering;

(b)           the Registration Statement does not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(c)           the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder;

(d)           the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

 (e)           no authorization, approval, or permit of or from, or declaration or filing with, any governmental authority, any court or other tribunal, is required by the Company for the execution, delivery, or performance of this Agreement by the Company or the sale of the Notes in the Offering by the Company, except as required by FINRA or required under applicable state securities laws, which have been or will be made by the time required by such laws;

(f)           the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any governmental entity; and, since the date as of which information is given in the Prospectus, there has not been any material change in the ownership or long-term debt of the Company or any material adverse change, or any development that may cause a prospective material adverse change, in or affecting the general affairs, management, financial position, business prospects or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus;

(g)           the Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of California, with power and authority to own its properties and conduct its business as described in the Prospectus;

(h)           when issued and fully paid, the Notes will be legally and validly issued pursuant to appropriate Company authority and action of the Company;

(i)           no consent of any party to any contract, agreement, instrument, lease, license, or arrangement to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement or the Trust Indenture.  The Company’s execution, delivery, or performance of this Agreement and the Trust Indenture and sale of the Notes in the Offering (i) will not violate, result in a breach of, or conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any agreement to which the Company is a party or to which the Company or any of its assets are subject; (ii) will not violate, result in a breach of, or conflict with any term of the certificate of formation or operating agreement; (iii) will not result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company; and (iv) will not violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or any of its assets;

(j)           there is no litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or any of its properties, except as may be set forth in the Prospectus;

(k)           the Company is not in breach of, or in default under, any term or provision of any indenture, mortgage, deed of trust, lease, note, loan, or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which it is a party or by which it or any of its properties may be bound.  The Company is not in violation of any provision of its certificate of formation or operating agreement, any franchise, license, permit, judgment, decree, or order, or any statute, rule, or regulation, except for any violation which would not reasonably be expected to have a material adverse effect on the Company or any of its properties or assets;

(l)           the Notes are validly authorized and, when issued and delivered in accordance with the Prospectus, will be validly issued, fully paid, and non-assessable and will not be issued in violation of any preemptive rights.  The Notes and Trust Indenture conform in all material respects to the descriptions relating thereto contained in the Prospectus;

(m)           the Company makes and keeps books and records and maintains internal accounting controls that provide reasonable assurance that: (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, and (iii) access to its assets is permitted only in accordance with management’s authorization;

(n)           the Trust Indenture (assuming due execution and delivery thereof by the trustee) is and the Notes (when executed by the Company and authenticated in accordance with the Trust Indenture) will be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by equitable principles, bankruptcy, reorganization or other similar laws relating to or affecting the enforcement of creditor’s rights generally; and

(o)           neither the Company nor any of its owners, directors, officers, employees, representatives, or agents has engaged any placement agent, underwriter, broker, finder, or other similar person with respect to the Offering other than as described in the Registration Statement and Prospectus.

5.           Covenants and Agreements of the Company.  The Company agrees with Kendrick:

(a)           To make no amendment or any supplement to the Prospectus unless Kendrick is given a copy of such proposed amendment or supplement; to advise Kendrick, promptly after it receives notice thereof, of the issuance by any state, federal or other regulatory authority of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by any regulatory authority for the amending or supplementing of the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)           To furnish Kendrick with copies of the Prospectus in such quantities as Kendrick may from time to time reasonably request, and, if any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus, to notify Kendrick and upon Kendrick 's request to prepare and furnish without charge to Kendrick as many copies as Kendrick may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect compliance;

(c)           To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

(d)           There has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, in the earnings, business or operations of the Company and its subsidiaries, takes as a whole, except as set forth in the Prospectus;

(e)           There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its respective obligations under this Agreement, the Indenture, or the Notes or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(f)           The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, the Company will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(g)           Except as described in the Prospectus, (i) the Company has good and marketable title to all real property and good and marketable title to all personal property owned, mortgage notes and debt securities by it which is material to the business of the Company, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and (ii) any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company;

(h)           The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or other regulatory authorities necessary to conduct its business as presently conducted, except as described in the Prospectus or where the failure to possess such certificates, authorizations and permits would not, singly or in the aggregate, have a material adverse effect on the Company, taken as a whole; and no officer or representative of the Company has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, taken as a whole, except as described in the Prospectus; and

(i)           The consolidated financial statements of the Company and the related notes thereto included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Act and the related rules and regulations of the Commission; present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified; and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as noted therein) ; and

(k)           No relationship, direct or indirect, exists between the Company or any of its subsidiaries and the directors, officers or managers of the Company that is required by the Act to be described in the Prospectus and that is not so described in such documents.

6.           Representations and Warranties of Managing Broker Dealer.  Kendrick represents and warrants to, and agrees with, the Company that:

(a)           Kendrick is duly organized and in good standing in its jurisdiction of origin. Kendrick holds all governmental authorizations, approvals, and permits necessary to conduct its business and to perform its obligations under this Agreement;

(b)           Kendrick has the requisite power and authority to execute, deliver, and perform its obligations under this Agreement.  This Agreement has been duly authorized, executed, and delivered by Kendrick and is the legal, valid, and binding obligation of Kendrick and enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)           Kendrick is a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is a member in good standing of FINRA, and is registered and/or qualified to act in each jurisdiction in which it is required to be registered and/or qualified to conduct its business and to perform its obligations under this Agreement;

(d)           Kendrick acknowledges and agrees that, except as otherwise provided in Section 3 above, it shall not be entitled to any fee, commission, or other compensation for any capital raised by the Company or any of its affiliates through the sale of Notes in the Offering;

(e)           All information provided by or on behalf of Kendrick for inclusion in the Prospectus does not and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(f)        Kendrick hereby confirms that it qualifies to serve as the managing broker dealer firm and lead placement agent for the Offering of the Notes, within the meaning of Rule 5121(a)(1) promulgated by FINRA.

7.   Covenants and Agreements of Managing Broker Dealer.  In connection with its appointment as the lead placement agent and managing broker dealer for the Offering, Kendrick covenants and agrees to:

(i)           cause each Selling Group Member with whom it enters into contractual arrangements relating to the offer and sale of the Notes to agree, for the benefit of the Company, to the same provisions contained in the Agreement;

(ii)           collaborate with the Company and assist the Company in identifying other licensed broker dealer firms that could serve as a Selling Group Member;

(iii)           exercise its best efforts to comply with the subscription procedures and plan of distribution set forth in the Prospectus;

(iv)           periodically review executed subscription agreements entered into by the Company for the sale of Notes in connection with the Offering;

(v)           maintain a fidelity bond in the minimum amount of $250,000;

(vi)           maintain general commercial liability insurance policy in an amount reasonably acceptable to Kendrick and the Company and continue to maintain such policy during the term of the Agreement;

(vii)           be primarily responsible for any necessary Rule 5110 FINRA filings regarding compensation arrangements of the managing broker dealer and Selling Group Member under the Offering; and

(viii)           maintain copies of all the subscription agreements, checks, sales confirmations, transaction blotter and records it receives from the Company and each Selling Group Member, as may be required under applicable FINRA rules and regulations.

8.   Sales Procedures.  The Company and Kendrick agree to cooperate with each other in carrying out the subscription procedures and selling procedures describes in the “Plan of Distribution” section of the Prospectus and the summary attached hereto as Exhibit C.

9.   Indemnification and Contribution.

(a)           The Company will indemnify and hold harmless Kendrick in its capacity as the lead placement agent and managing underwriter for the Offering.  The Company agrees to indemnify and hold harmless Kendrick, including its controlling persons, officers, directors, managers, agents and representatives (the “Indemnified Persons”) to the fullest extent lawful, from and against all claims, liabilities, losses, damages, and expenses (including without limitation and as incurred, reimbursement of all reasonable attorney costs and other reasonable costs of investigating, preparing, pursuing, or defending any claim, action, proceeding, investigation, arbitration, or other alternative dispute resolution) (collectively, “Losses”) directly or indirectly related to or arising out of, or in connection with: (i) actions taken or omitted by the Company, its affiliates, or any of their respective directors, officers, employees, representatives, or agents in connection with the Offering or activities contemplated by this Agreement; (ii) actions taken or omitted by any Indemnified Person pursuant to the terms of, or in connection with, services rendered pursuant to this Agreement, provided that in the case of this subsection (ii), the Company shall not be responsible for any Losses arising primarily out of or based primarily upon the willful misconduct or gross negligence (as determined by the judgment of a court of competent jurisdiction, no longer subject to appeal or further review) of or by such Indemnified Person; and (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any other offering or disclosure materials of the Company relating to the Offering or any other information provided to such Indemnified Person by the Company under or in respect of this Agreement or the Offering or any omission or alleged omission to state a material fact necessary to make the statements therein not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to such Indemnified Person furnished in writing by or on behalf of an Indemnified Person expressly for use by the Company in the Prospectus or such other offering or disclosure materials).  If multiple claims for indemnification under this Agreement are brought against any Indemnified Person and some but not all of the claims are permitted under applicable law and this Agreement, then any award shall be conclusively deemed to be based on those claims as to which indemnification is permitted, except to the extent that the award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not permitted by applicable law and this Agreement.

(b)           In addition to and without limitation of the Company’s obligation to indemnify Kendrick as the lead placement agent and managing underwriter for the Offering, the Company agrees to indemnify and hold harmless its directors and officers and each person, if any, who controls the managing underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of Kendrick’s acting as managing underwriter of the Offering within the meaning of Rule 5121 of the Rules of FINRA in connection with the offering of the  Notes.

(c)           If the indemnification provided for herein is unavailable to an Indemnified Person in respect of any Losses, then the Company, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Person on the other, as well as any other relevant equitable considerations.  Notwithstanding the foregoing, no contributions as set forth above shall be available with respect to any Losses arising primarily out of or based primarily upon the willful misconduct or gross negligence of or by any Indemnified Person.  It is further agreed that the relative benefits to the Company on the one hand and any Indemnified Person on the other hand with respect to the services rendered under this Agreement shall be deemed to be in the same proportion as (i) the aggregate Offering bears to (ii) the fees actually paid to such Indemnified Person with respect to the services provided pursuant to this Agreement in connection with the Offering.  The Company also agrees that no Indemnified Person shall have any liability to the Company for or in connection with this Agreement, except for any Losses incurred by the Company to the extent they are appropriately judicially determined (without possibility of appeal or review) to have resulted primarily from such Indemnified Person’s willful misconduct or gross negligence, and in no event shall such Indemnified Person be required to contribute an amount in the aggregate greater than the fees actually received by such Indemnified Person for any services performed under this Agreement.

(d)           If an Indemnified Person intends to seek indemnification under this Agreement with respect to any action or proceeding, then such Indemnified Person must notify the Company of the commencement of such action or proceeding; provided, however, that the failure to so notify the Company shall not relieve the Company from any liability that it may have to any Indemnified Person pursuant to this Agreement, except to the extent the Company has been prejudiced in any material respect by such failure, or from any liability it may have to such Indemnified Person other than pursuant to this Agreement.  Notwithstanding the above, following such notification, the Company may elect in writing to assume the defense of such action or proceeding, and upon such election, it shall not be liable for any legal costs subsequently incurred by such Indemnified Person (other than reasonable costs of investigation or providing evidence) in connection therewith, unless: (i) the Company has failed to provide counsel reasonably satisfactory to such Indemnified Person in a timely manner; (ii) counsel which has been provided by the Company reasonably determines that its representation of such Indemnified Person would present it with a conflict of interest; or (iii) an Indemnified Person reasonably has determined that there may be legal defenses available to it which are different from or in addition to those available to the Company.  The Company agrees that it will not, without the prior written consent of such Indemnified Person, settle or compromise or consent to the entry of any judgment in any action or proceeding relating to the matters contemplated by this Agreement (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or that may arise out of such action or proceeding.

(e)           The Company irrevocably consents to personal jurisdiction, service of process, and venue in any court in which any action or proceeding subject to this Agreement is brought against Kendrick or any Indemnified Person.

(f)           The rights to indemnification and contribution and the other rights and remedies of Kendrick under this Agreement are in addition to all other rights and remedies which may be available to Kendrick under law or in equity.

10.           Agreements of the Company.  The Company acknowledges and agrees that:

(a)           in connection with the sale of the Notes, Kendrick has been retained solely to act as the lead placement agent and managing underwriter for the Offering, and no fiduciary, advisory or agency relationship between the Company, on the one hand, and Kendrick, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement;

(b)           the Company is capable of evaluating and understanding and  accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that Kendrick and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Kendrick has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           it waives, to the fullest extent permitted by law, any claims it may have against Kendrick for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Kendrick shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including members, employees, creditors of the Company or to any investor in the  Notes.

11.           Termination.

(a)           This Agreement will terminate at the earlier of (i) the time that all of the Notes in the Offering have been sold, or (ii) the time that this Agreement is terminated pursuant to Section 8 (b), 8 (c) or 8 (d) below.

(b)           Kendrick may terminate this Agreement at any time upon 90 days advance written notice to the Company in the event the Company fails to reasonably carry out its duties under this Agreement.

(c)           Kendrick may terminate this Agreement at any time upon written notice to the Company if: (i) a material disruption in the major securities markets occurs; (ii) an outbreak of major hostilities or other national or international calamity occurs; (iii) a banking moratorium is declared by a state or federal authority; (iv) a moratorium in foreign exchange trading by major international banks or persons is declared; (v) a material interruption in the mail service or other means of communication within the United States occurs; (vi) the Company sustains a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss is insured against, that, in the opinion of Kendrick, makes it inadvisable to proceed with the Offering; or (vii) a change occurs in the market for the Company’s securities or securities in general or in political, financial, or economic conditions that, in the opinion of Kendrick, makes it inadvisable to proceed with the Offering.

(d)           The Company shall be entitled to terminate this Agreement upon sixty days’ prior notice in the event that Kendrick (i) fails to reasonably carry out its duties under this Agreement; (ii) commits an act of negligence or intentional wrongdoing when undertaking its duties under this Agreement; or (iii) incurs a material adverse change in its business, operations or financial affairs, which in the opinion of the Company, may adversely affect the success of the Offering; provided, however, in each instance that the Company complies with the provisions of Section 3. of this Agreement

12.           Survival.  The respective indemnities, agreements, representations, warranties and other statements of the Company and Kendrick, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of Kendrick or any controlling person of Kendrick or the Company or any officer or director or controlling person of the Company.

13.           Notices.  All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be given in writing by personal delivery, prepaid nationally recognized overnight express courier service for next business day delivery, United States mail, postage prepaid, registered or certified mail, or facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and addressed as follows:

To the Company:	Ministry Partners Investment Company, LLC 915 West Imperial Hwy, Suite 120 Brea, California 92821 Attention: Mr. Billy M. Dodson Phone: 714.671.5700 Facsimile: 714.671.5767

To Managing Broker Dealer:	Kendrick Pierce & Company Securities, Inc. ______________________________ ______________________________ Attention: _______________ Phone: Facsimile:

or to such other address or to the attention of such other person as shall be designated in writing by either party in a notice sent to the other in accordance with these notice provisions. Any notice, request, demand or other communication shall be deemed given at the time of personal delivery or, in the case of certified or registered mail, three (3) days after deposited in the custody of the United States Postal Service, or in the case of express courier service, as of the date of first attempted delivery at the address provided herein, or, in the case of a facsimile, upon delivery of same as confirmed by receipt showing a valid and successful transmission to the facsimile number shown herein.

14.           Binding Effect.  This Agreement shall be binding upon, and inure solely to the benefit of, Kendrick, the Company and, the officers, directors and managers of the Company and each person who controls the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

15.           Time is of the Essence.  Time shall be of the essence of this Agreement.

16.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

17.           Counterparts.   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please sign and return to us two (2) counterparts hereof, and upon the acceptance hereof by ______________, this letter and such acceptance hereof shall constitute a binding agreement between the _________________ and the Company.

Very truly  yours,

MINISTRY PARTNERS INVESTMENT COMPANY, LLC,
a California limited liability company

By:_______________________________
Name:_____________________________
Title:______________________________

Accepted as of the date hereof:

MANAGING BROKER DEALER

By:_______________________________
Name:_____________________________
Title:______________________________

EXHIBIT A

JOINDER

This Joinder is executed pursuant to the terms of the Managing Placement Agency Agreement (the “Agreement”) dated effective as of June __, 2011, between Kendrick Pierce & Company  Securities, Inc. and Ministry Partners Investment Company, LLC.

By executing this Joinder, the undersigned:

(a)           joins in the Agreement as a “Selling Group Member” (as defined in the Agreement);

(b)           agrees to perform and comply with all covenants and obligations of a Selling Group Member set forth in the Agreement;

(c)           makes and confirms the accuracy of all representations and warranties of a Selling Group Member in the Agreement;

(d)           confirms that the address set forth below is the proper address for purposes of Section 13 (Notices) of the Agreement; and

(e)           otherwise agrees to be bound by all terms, conditions, representations, warranties and covenants in the Agreement that are applicable to a Selling Group Member.

“Selling Group Member”

Dated:_____________________
______________________________________
[Insert Name]

By:___________________________________

Its:____________________________________

Address:
______________________________________
______________________________________
______________________________________

A-1

EXHIBIT B

COMMISSION STRUCTURE

The commission that the Company will pay to Kendrick or a Selling Group Member pursuant to Section 3 of the Agreement (“Selling Commissions”) shall be a cash commission equal to a percentage of the gross proceeds from the sale of the Notes at any closing, determined in accordance with the schedule set forth below and calculated based on the following variables: (i) the gross proceeds received from Notes sold at any particular closing to a prospective investor identified by Kendrick or a Selling Group Member, as applicable, (ii) whether the investor is an existing holder of a Class A Note and is reinvesting all or a portion of his invested sums in a new Class A Note; ( iii) the  incremental amount of Variable Series Notes under the Prospectus; and (iv) the maturity term, amount invested or other factors relevant to an investment in the Class A Notes as described below.

The Selling Commissions payable at any particular closing shall be determined as follows:

Fixed Series	12 Mo	18 Mo	24 Mo	30 Mo	36 Mo	42 Mo	48 Mo	54 Mo	60 Mo
Manager	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%
Selling Group Member	0.40%	0.60%	0.80%	1.00%	1.20%	1.40%	1.60%	1.80%	2.00%
NOTE: Renewal sales earn one half of the normal commission stated above.

Variable Series	72 Mo
Manager	0.50%	Paid on initial purchase and on any subsequent net increase in position
Selling Group Member	0.25%	Annualized trailer paid quarterly on average balances.
NOTE: Renewal sales earn one half of the normal commission stated above.

Flex Series	84 Mo
Manager	0.50%
Selling Group Member	2.00%
NOTE: Renewal sales earn one half of the normal commission stated above.

B-1

EXHIBIT C

Sales Procedures for the Class A Notes Offering

The Company, the lead placement agent and each selling group member agree that the following sales procedures will be followed in connection with the purchase of a Note under the Offering:

1.	The Investor delivers a signed subscription agreement or purchase application, together with a check payable to Ministry Partners Investment Company, LLC.

2.	Each selling group member will be responsible for undertaking its review of the purchase documentation and complying with applicable FINRA suitability and its compliance obligations.

3.	Each selling agent will promptly forward the check and copy of the subscription agreements to the Company after it completes its review of the purchase documentation.

4.
Once the Company receives the funds and original purchase documentation, it will deposit the proceeds into a Class A Notes Proceeds Account which will be set-up as a separate account to hold and distribute funds from the Offering.

5.	The selling agent will send a confirmation of the purchase transaction to the investor.

6.	The Company will issue the original Note and forward to the investor, with a copy to the selling agent.

7.
The Company will promptly furnish copies of all investor purchase documents, checks and blotter of investor purchases, withdrawals and reinvestment documentation to the lead placement agent for the Offering.

8.	Each selling group member will furnish copies of all investor purchase documentation and related sales documentation to the lead placement agent for the Offering.

9.	On a weekly basis or such other closing date as may be mutually agreed upon by the Company and the lead placement agent, the Company will wire payment of any fees payable to the lead placement agent.

10.	On each closing date, the Company will wire funds for commission payments due to a selling group member for purchases credited to such agent from the Company’s Class A Notes Proceeds Account.

11.
On each closing date, the Company will transmit funds from the Class A Notes Proceeds Account to the Company’s general operating account after the fees payable to the lead placement agent and commissions due to any selling agent have been made.

12.
The Company agrees to grant to the lead placement agent reasonable access, including online access to the Company’s Class A Notes Proceeds Account and its investor portal relating to sales transactions relating to the Offering, once it becomes operational.

C-1

SCHEDULE II

OFFERING STATES

1.	California
2.	Colorado
3.	Florida
4.	Georgia
5.	Michigan
6.	Nevada
7.	Ohio
8.	Oregon

II-1